Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Meili Auto Holdings Limited:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report dated October 30, 2019 contains an explanatory paragraph that states that the Company has restated its 2018 consolidated financial statements to correct errors in the reporting of its redeemable convertible preferred shares.

/s/ KPMG Huazhen LLP

Beijing, China

October 30, 2019